UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2013

IRONWOOD GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

123 West Nye Ln., Ste. 129
Carson City, Nevada	89706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01                 Entry into a Material Definitive Agreement

On September 25, 2013, Ironwood Gold Corp., a Nevada corporation (the “Company”), entered into a Non-Qualified Stock Option Agreement (the “Agreement”) with Solomon Mayer, in connection with his service as a director of the Company. Pursuant to the Agreement, Mr. Mayer was granted an option to purchase one hundred thousand (100,000) shares of Company common stock for a purchase price of $0.01 per option share. Subject to Mr. Mayer’s continued service with the Company, the option will vest and become exercisable in twenty (20) equal quarterly installments beginning on October 1, 2013 and ending on July 1, 2018, when the option will be 100% vested and exercisable. The material terms and conditions of Mr. Mayer’s appointment as a director are more fully reported and detailed under Item 5.02 and incorporated herein by reference.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.                Termination of a Material Definitive Agreement.

On September 25, 2013, the Company delivered a letter (the “Termination Letter”) to Canadian Mining Company Inc. (“CMC”) pursuant to which the Company elected to terminate (i) its First Option under items 3.7, 3.8(a) and 3.8(b) of the Option and Joint Venture Agreement between the Company, CMC and Canmin Mexico S.A. de C.V., dated January 21, 2013 (the “San Bernardo Project Agreement”); and (ii) its First Option under items 3.6, 3.7(a) and 3.7(b) of the Option and Joint Venture Agreement between the Company, CMC and Canadian Mining of Arizona (the “Bullard Pass Agreement”). There are no material relationships between the Company or its affiliates and any of the other parties to the San Bernardo Project Agreement or the Bullard Pass Agreement, and no early termination penalties were incurred by the Company in connection with the Termination Letter.

Pursuant to the terms and conditions of the San Bernardo Project Agreement, the Company has the option to acquire CMC’s mining concessions in the Alamos Mining district of Sonora, Mexico. Pursuant to the terms and conditions of the Bullard Pass Agreement, the Company has the option to acquire CMC’s unpatented mining claims and one state exploration permit in the State of Arizona and CMC’s Bullard Pass Project.

The foregoing description is qualified in its entirety by reference to the Termination Letter, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of Director

On September 25, 2013, the Company’s Board of Directors (the “Board”) appointed Solomon Mayer to fill a vacant seat currently available on the Company’s Board effective immediately. It is contemplated that Mr. Mayer may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time.

There is no arrangement or understanding pursuant to which Mr. Mayer was appointed to the Board. Mr. Mayer has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Mayer’s Professional History

Mr. Mayer has been the Vice President of International Medical Search Co, a non-profit, medical referral organization since 2002, and President of Chailife Line, an organization that offers services for Jewish children with life threatening illnesses since 1987. From 1975 to 1985, Mr. Mayer was Director of Sales and Marketing for Sportwear, an apparel company. From 1984 to 1996, Mr. Mayer established Far East Electronics Import/Export Co., an electronics company and was responsible for developing and expanding its operations in new territories. From 1990 to 1998, Mr. Mayer established International Call Center, a licensed call service center located in India. Mr. Mayer also served as Chief Executive Officer and as a consultant for Overseas Trading, a company specializing in the export/import of baking products, from 1998 through 2002.

Mr. Mayer is also a member of the boards of directors of Mishkon/Division of UJA since 2002, Laniado Hospital since 1978, Mooney Airplane Co. since 2002, and Innovative Food Holdings, since 2002. None of the foregoing businesses are an affiliate of the Company.

Director Compensation

Mr. Mayer was granted an option to purchase one hundred thousand (100,000) shares of Company common stock at a purchase price of $0.01 pursuant to the Agreement attached hereto as Exhibit 10.1 in connection with his service on our Board.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                 Financial Statements and Exhibits

(d)                  Exhibits.

Exhibit No.	Exhibit Description

10.1	Non-Qualified Stock Option Agreement between the Company and Solomon Mayer, dated September 25, 2013.
10.2	Letter to Canadian Mining Company Inc., dated September 25, 2013.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.
Date: September 26, 2013
By: /s/ Behzad Shayanfar
Behzad Shayanfar
Chief Executive Officer